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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated (i) February 5, 1998, except as to Note 23 for which the date is February 18, 1998, on our audits of the consolidated and combined financial statements and financial statements schedule of Prentiss Properties Trust and the Predecessor Company, (ii) March 12, 1997 on our audit of the combined statement of revenues and certain operating expenses of the Natomas Properties, (iii) March 17, 1997 on our audit of the combined statement of revenues and certain operating expenses of the Selected 1997 Pending Acquisitions, (iv) October 3, 1997 on our audits of the statement of revenues and certain operating expenses of the World Savings Center Property and the combined statement of revenues and certain operating expenses of the Selected Properties Acquired Subsequent to June 30, 1997, (v) October 20, 1997 on our audit of the combined statement of revenues and certain operating expenses of the Silicon Valley Properties, (vi) October 22, 1997 on our audit of the combined statement of revenues and certain operating expenses of the Terramics Properties (vii) February 6, 1998 on our audits of the combined statement of revenues and certain operating expenses of the Newport National Properties and the statement of revenues and certain operating expenses of the Carrara Place Property, (viii) August 12, 1998 on our audit of the statement of revenues and certain operating expenses of the Ordway Property, (ix) September 30, 1998 on our audit of the combined statement of revenues and certain operating expenses of the Willow Oaks Properties, (x) February 5, 1999 on our audits of the combined statement of revenues and certain operating expenses of the Calverton Office Park Properties and the statement of revenues and certain operating expenses of the 7101 Wisconsin Avenue Property, and (xi) February 12, 1999 on our audits of the statement of revenues and certain operating expenses of the One O'Hare Centre Property and the combined statement of revenues and certain operating expenses of the Fidinam Office Portfolio. We also consent to the reference to our firm under the caption "Experts".


                                        /s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
February 19, 1999